UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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CytRx Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

July 5, 2018

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CytRx Corporation. The meeting will be held at the Viceroy Santa Monica Hotel, 1819 Ocean Ave., Santa Monica, California 90401 at 10:00 A.M., local time, on Thursday, August 9, 2018.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the Annual Meeting. At the Annual Meeting, I will also report on CytRx’s current operations and will be available to respond to appropriate questions from stockholders.

We sincerely hope you will be able to attend the Annual Meeting. Whether or not you plan to attend, however, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. Therefore, please take the time to vote your shares by completing and mailing the enclosed proxy card to us.

Thank you for your continued support.

Sincerely,

/s/ STEVEN A. KRIEGSMAN
Steven A. Kriegsman
Chairman and Chief Executive Officer

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on August 9, 2018

Notice is hereby given to the holders of common stock, $0.001 par value per share, of CytRx Corporation that the Annual Meeting of Stockholders will be held at the Viceroy Santa Monica Hotel, 1819 Ocean Ave., Santa Monica, California 90401, at 10:00 A.M., local time, on Thursday, August 9, 2018 for the following purposes:

●	The election of two Class III directors to serve until the 2021 Annual Meeting of Stockholders;

●	The advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement;

●	The ratification of the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018;

●	Vote on four Rule 14a-8 stockholder proposals, if properly presented at the Annual Meeting; and

●	The transaction of such other business as may properly come before the Annual Meeting and at any postponement or adjournment thereof.

Only those stockholders of record at the close of business on June 25, 2018 are entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the board of directors,

/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

July 5, 2018

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE (OR USE TELEPHONE OR INTERNET VOTING PROCEDURES, IF AVAILABLE THROUGH YOUR BROKER). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO DO SO, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

CytRx Corporation

11726 San Vicente Boulevard, Suite 650

Los Angeles, California 90049

To Be Held August 9, 2018

PROXY STATEMENT

This Proxy Statement is furnished to holders of common stock, $0.001 par value per share, of CytRx Corporation, a Delaware corporation (“we,” “us,” “our,” “CytRx” or the “Company”), in connection with the solicitation of proxies by our board of directors (“board of directors” or “board”) for use at our Annual Meeting of Stockholders to be held at the Viceroy Santa Monica Hotel, 1819 Ocean Ave., Santa Monica, California 90401, at 10:00 A.M., local time, on Thursday, August 9, 2018 and at any postponement or adjournment thereof.

This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about July 5, 2018.

Our board of directors is asking you to vote your shares by completing, signing and returning the proxy card. If you attend the Annual Meeting in person, you may vote at the Annual Meeting even if you have previously returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

What is a proxy?

A proxy is the legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated Ms. Cara Birardi, Corporate Secretary and Mr. John Y. Caloz, our Chief Financial Officer, as proxy holders for the Annual Meeting. By completing, signing and returning the accompanying proxy card, you are authorizing Ms. Birardi and Mr. Caloz, or either of them, to vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is advisable to complete, sign and return your proxy card before the Annual Meeting date just in case your plans change. You may vote, in person, at the Annual Meeting even if you have previously returned a proxy.

What is a Proxy Statement?

This Proxy Statement is a document that regulations of the Securities and Exchange Commission, or SEC, require us to give you when we ask you to sign a proxy card designating Ms. Birardi and Mr. Caloz as proxies to vote on your behalf.

What is in this proxy statement?

This Proxy Statement describes the Proposals on which we would like you, as a stockholder, to vote at the Annual Meeting. It gives you information on the Proposals, as well as other information about us, so that you can make an informed decision.

What am I voting on?

1.	The election of two Class III directors to serve until the 2021 annual meeting of stockholders;

2.	The advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement;

3.	The ratification of our appointment of independent accountants; and

4.	Four proposals submitted by stockholders under Rule 14a-8. The Board of Directors has unanimously recommended a vote against the four stockholder proposals.

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Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 25, 2018 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete, sign and return all proxy cards to ensure that all your shares are voted. Unless you need multiple accounts for specific purposes, it may be less confusing if you consolidate as many of your transfer agent or brokerage accounts as possible under the same name and address.

What if I change my mind after I return my proxy card?

You may revoke your proxy card and change your vote by:

●	signing another proxy card with a later date and returning it before the polls close at the Annual Meeting; or

●	voting in person at the Annual Meeting.

However, if you hold your shares in street name, you must request a proxy from the person in whose name your shares are held, usually your stockbroker, to vote at the Annual Meeting.

Will my shares be voted if I do not return my proxy card?

If your shares are held in street name, your brokerage firm may vote your shares without your instructions only under certain circumstances.

Brokerage firms have authority under the rules of the New York Stock Exchange and the Nasdaq to vote customers’ unvoted shares on “routine” matters only. Under these rules, Proposals 1 and 2 and the four Rule 14a-8 stockholder proposals are considered non-routine, so if you do not give your broker instructions, your shares will be treated as broker non-votes and will not be voted with respect to each of Proposals 1 and 2 and the four stockholder proposals. Proposal 3 is considered a routine matter.

If you do not return a proxy card to vote your shares, your brokerage firm may either:

●	vote your shares on Proposal 3 only; or

●	leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by returning your proxy card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the Proposals described in this Proxy Statement.

What constitutes a quorum?

Our Restated Bylaws, as amended (“Restated Bylaws”), provide that the presence, in person or by proxy, at the Annual Meeting of the holders of a majority of outstanding shares of our common stock will constitute a quorum for the transaction of business.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include so-called broker non-votes (shares held by a broker or nominee that has no authority to vote upon a particular matter) also will be counted as shares present for purposes of establishing a quorum. On the record date, there were 33,637,501 shares of our common stock issued and outstanding.

What are the voting rights of the holders of our common stock?

Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to Proposal 1, the election of directors, there are two nominees, who will each be elected by a plurality of the votes cast. Approval of each of the other Proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that Proposal at the Annual Meeting.

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With respect to Proposal 1, the election of directors, you may vote “FOR” or “WITHHOLD AUTHORITY” with respect to the nominees. In tabulating the voting results for the election of directors, only “FOR” votes will be counted.

With respect to each of Proposals 2 and 3, and each of the stockholder proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Broker non-votes will have no effect on the outcome of any Proposal. Abstentions will have the effect of a vote against Proposals 2 and 3, and each of the stockholder proposals, since the shares underlying an abstention will be counted as present at the Annual Meeting.

What happens if a director nominee is unable to stand for election?

Our board of directors may select a substitute nominee. If you have completed, signed and returned your proxy card, Ms. Birardi and Mr. Caloz, or either of them, can vote your shares for the substitute nominee.

What are the board’s recommendations?

The recommendations of our board of directors are set forth together with the description of each Proposal in this Proxy Statement. In summary, our board of directors recommends a vote:

●	“FOR” election of two Class III directors named in this Proxy Statement, as described in Proposal 1;

●	“FOR” advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, as described in Proposal 2; and

●	“FOR” ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, as described in Proposal 3; and

●	“AGAINST” each of the four Rule 14a-8 stockholder proposals.

Proxies

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES WILL BE VOTED IN ACCORDANCE WITH OUR BOARD OF DIRECTORS’ RECOMMENDATIONS IN THIS PROXY STATEMENT AND, AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K to be filed no later than August 15, 2018 with the SEC. You may obtain a copy of the Form 8-K by contacting us at (310) 826-5648 or at an SEC public reference room. For the location of an SEC public reference room, please contact the SEC at (800) SEC-0330.

You can also read the Form 8-K that will contain the voting results on the Internet at www.cytrx.com or through the SEC’s electronic data system called EDGAR at www.sec.gov .

How do I receive an annual report?

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) is being delivered with this Proxy Statement. The Annual Report is also available on our website at www.cytrx.com and on the SEC’s website at www.sec.gov. The Annual Report available on our website includes a letter to stockholders from our Chairman and Chief Executive Officer. Copies of exhibits to the Annual Report will be made available for a reasonable charge upon written request to CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

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We encourage you to review our periodic reports filed with the SEC, including, but not limited to, our most recent Quarterly Report on Form 10-Q filed on May 8, 2018.

Do we have a policy about directors’ attendance at the annual meeting?

Our Governance Guidelines set forth our expectation that our directors attend our annual meetings of stockholders. At our last annual meeting, all of the directors comprising the Board at that time were in attendance.

How are proxies solicited, and what is the cost?

This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means, but will not be compensated for these solicitation activities.

We have engaged Saratoga Proxy to assist in the solicitation of proxies. We will pay Saratoga Proxy a fee of $7,000 plus reasonable out-of-pocket charges.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.

Is a copy of this proxy statement available on the Internet?

Yes. This proxy statement is available at our website at www.cytrx.com and on the SEC’s website at www.sec.gov.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON August 9, 2018– This Proxy Statement, along with the proxy card, and letter of transmittal from our Chairman and Chief Executive Officer accompanying our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission are available at our website, www.cytrx.com , under “Investor Relations.”

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PROPOSAL 1

ELECTION OF DIRECTORS

Pursuant to our Restated Bylaws, our board of directors has fixed the number of our directors at five. Our Amended and Restated Certificate of Incorporation, as amended, and our Restated Bylaws provide for the classification of our directors into three classes, which we refer to as Class I, Class II and Class III, with each Class to consist as nearly as possible of an equal number of directors. One Class of directors is to be elected at each annual meeting of stockholders to serve for a term of three years.

We have two incumbent directors in Class III whose terms expire at the Annual Meeting. Our board of directors has nominated both incumbent Class III directors, Dr. Earl W. Brien, and Mr. Joel K. Caldwell, CPA, for re-election as Class III directors to serve until the 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

Information concerning Dr. Brien and Mr. Caldwell, as well as the directors whose terms of office will continue after the 2018 Annual Meeting, is set forth below. Each director’s age is indicated in parentheses after his name.

Class III — Nominees to Serve as Directors Until the 2021 Annual Meeting

We believe that both Dr. Brien and Mr. Caldwell will be available and able to serve as directors and continue as our Chairman of the Strategy Committee and Audit Committee, respectively. In the event that either or both of the directors are unable or unwilling to serve, the proxy holders will vote the proxies for such other substituted nominee as the Board has selected.

Dr. Earl W. Brien, M.D. (58) joined our board of directors on December 2, 2016. He is a renowned orthopedic and sarcoma surgeon who is a Professor of Orthopedic Surgery and also the Surgical Director of the Sarcoma Service at Cedars Sinai Medical Center in Los Angeles, California. After completing his matriculation as a Fellow at Memorial Sloan Kettering Cancer Center and the Hospital for Special Surgery in musculoskeletal tumors and metabolic bone disease respectively, he became the Director of the Musculoskelatal Tumor Program and Metabolic Bone Disease Center at Orthopedic Hospital. Dr. Brien is the recipient of numerous grants, with an extensive bibliography of peer-reviewed articles spanning more than 20 years to his credit. He has also presented annually at national and international meetings for the past 20 years. From 1993 until 2004, he served as the Cancer Commission Chairman and Cancer Liaison Physician for the American College of Surgeons Commission on Cancer at Orthopedic Hospital. Our board of directors believes that Dr. Brien is highly qualified to serve as a member of the board because of his wide-ranging experience with sarcoma patients in particular, and his expertise in medical research and other matters related to the operation of a biotechnology company. Dr. Brien currently serves as Chairman of the Strategy Committee of the CytRx Board of Directors.

Joel K. Caldwell (63) joined our board of directors and became the Chairman of the Audit Committee on July 12, 2017. He brings more than 30 years of experience in tax matters, finance and internal auditing. Mr. Caldwell retired from Southern California Edison, one of the nation’s largest public utilities, where he had been employed for 28 years in various executive-level accounting and finance positions covering Internal Audits, Executive Compensation, Long Term Finance, Employee Benefits and, most recently prior to his retirement, Sarbanes-Oxley Internal Controls Compliance. He also worked in public accounting at the firm of Arthur Andersen & Co. Mr. Caldwell volunteers his business skills, serving as a financial advisor on the board of trustees of a charitable organization, and continues his involvement with track and field sports by volunteering as a meet official at Pacific Palisades Charter High School. He holds B.S. and M.B.A. degrees from the University of California, Berkeley. Mr. Caldwell has been a Certified Public Accountant in California since 1982 and a Certified Internal Auditor since 1986. He is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants. His diverse background in accounting, auditing and finance will provide the board with a balanced perspective to enhance its stewardship of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION

OF DR. EARL W. BRIEN AND MR. JOEL K. CALDWELL EACH AS A CLASS III DIRECTOR.

Continuing Directors

The following is a description of the incumbent Class I and Class II directors whose terms of office will continue after the 2018 Annual Meeting:

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Class I —Term Expiring at the 2019 Annual Meeting

Louis J. Ignarro, Ph.D. (77) has been a director since July 2002 and has served as the Chairman of the board’s Nomination and Governance Committee since March 9, 2015. Since December 2016, Dr. Ignarro also serves as the Company’s lead independent director and Chairman of the Compensation Committee. He previously served as a director of Global Genomics from November 2000 until 2002. Until his retirement as Professor Emeritus in 2013, Dr. Ignarro served as the Jerome J. Belzer, M.D. Distinguished Professor of Pharmacology in the Department of Molecular and Medical Pharmacology at the UCLA School of Medicine. He had been at the UCLA School of Medicine since 1985 as a professor, acting chairman and assistant dean. Dr. Ignarro received the Nobel Prize for Medicine in 1998, in recognition of his discoveries of the effects of nitric oxide on human physiology. Dr. Ignarro received a B.S. in pharmacy from Columbia University and his Ph.D. in Pharmacology from the University of Minnesota. As a Nobel Laureate and an esteemed medical researcher, Dr. Ignarro’s intellect and experience enables him to offer important scientific guidance to our board of directors.

Class II – Term Expiring at the 2020 Annual Meeting

Steven A. Kriegsman (76) has been CytRx Corporation’s President and Chief Executive Officer and a director since July 2002, and Chairman of the Board since 2014. He previously served as Director and Chairman of Global Genomics from June 2000 until 2002. Mr. Kriegsman is an inactive Chairman and Founder of Kriegsman Capital Group LLC, a financial advisory firm specializing in the development of alternative sources of equity capital for emerging growth companies in the healthcare industry. He has advised such companies as SuperGen Inc., Closure Medical Corporation, Novoste Corporation, Advanced Tissue Sciences, and Maxim Pharmaceuticals. He has a BS degree with honors from New York University in Accounting and completed the Executive Program in Mergers and Acquisitions at New York University, The Management Institute. Mr. Kriegsman is a graduate of the Stanford Law School Directors’ College. Mr. Kriegsman was formerly a Certified Public Accountant with KPMG in New York City. He served as a Director and is the former Chairman of the Audit Committee of Bradley Pharmaceuticals, Inc. (a public company listed on New York Stock Exchange; the company has since been sold). In February 2006, Mr. Kriegsman received the Corporate Philanthropist of the Year Award from the Greater Los Angeles Chapter of the ALS Association and in October 2006, he received the Lou Gehrig Memorial Corporate Award from the Muscular Dystrophy Association. Mr. Kriegsman has been a guest speaker and lecturer at various universities including California Institute of Technology (Caltech), Brown University and New York University. He has been active in various charitable organizations including the Biotechnology Industry Organization, the ALS Association, the Los Angeles Venture Association, the Southern California Biomedical Council, the California Health Initiative, the American Association of Dance Companies, and the Palisades-Malibu YMCA.

Mr. Kriegsman’s extensive history as a member of management is vital to the board of directors’ collective knowledge of our day-to-day operations. He also provides great insight as to how CytRx grew as an organization and his institutional knowledge is an invaluable asset to the board of directors in effecting its oversight of CytRx’s strategic plans. Mr. Kriegsman’s presence on the board of directors allows for a flow of information and ideas between the board of directors and management.

Meetings of the Board of Directors and Committees

Board of Directors

The property, affairs and business of CytRx are conducted under the general supervision and management of our board of directors as called for under the laws of Delaware and our Restated Bylaws. Mr. Kriegsman, our Chief Executive Officer, also serves as Chairman of our board of directors. Dr. Ignarro serves as our lead independent director. Our board of directors has established three standing committees, the Audit Committee, Compensation Committee, and the Nomination and Governance Committee to provide effective oversight of the Company. In addition, our board has created a Strategy Committee that focuses on CytRx’s long-term strategic plans.

The board of directors held 21 meetings in 2017. Each of our current directors attended at least 75% of the meetings of the board and of board committees on which the director served during this period. Board meeting agendas include regularly scheduled executive sessions for the independent directors to meet without management present. In 2017, the independent directors met two times in executive session.

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Director Independence

Our board of directors has determined that the continuing director Dr. Ignarro, as well as the incumbent nominees Dr. Brien and Mr. Caldwell, are “independent” under the current independence standards of both the Nasdaq Capital Market and the SEC, and have no material relationships with us (either directly or as a partner, shareholder or officer of any entity) that are inconsistent with a finding of their independence as members of our board of directors. Our board has determined that the directors mentioned above also met the higher standards of the Nasdaq Capital Market of “independence” for purposes of service as the members of our Audit Committee. In making these determinations, our board of directors has broadly considered all relevant facts and circumstances, recognizing that material relationships can include commercial, banking, consulting, legal, accounting, and familial relationships, among others.

The following table provides information concerning the current membership of our board committees:

Name	Audit Committee	Compensation Committee	Nomination and Governance Committee	Strategy Committee
Louis J. Ignarro, Ph.D. (Lead Director)	●	Chair	Chair	●

Earl W, Brien, M.D.	●	●	●	Chair

Joel K. Caldwell, CPA	Chair	●		●

Audit Committee

Our board of directors has determined that each of the current members of the Audit Committee is “independent” under the current independence standards of the Nasdaq Capital Market and the SEC. Our board of directors has also determined that Mr. Caldwell is an audit committee financial expert.

The Audit Committee’s responsibilities include oversight activities described below under the “Report of the Audit Committee.” The Audit Committee reviews our financial structure, policies and procedures, appoints our independent registered public accounting firm, reviews with our independent registered public accounting firm the plans and results of the audit engagement, approves audit and permitted non-audit services provided by our independent registered public accounting firm, reviews the independence of our independent registered public accountants and reviews the adequacy of our internal accounting controls as well as of our ethics programs.

The Audit Committee has discussed with our independent registered public accounting firm the firm’s independence from management and us, including the matters in the written disclosures required by the Independence Standards board and considered the compatibility of permitted non-audit services with the auditors’ independence.

Audit Committee Report

Set forth below is the Audit Committee Report:

The following Report does not constitute soliciting material and should not be considered or deemed filed, or incorporated by reference into any filing, by us with the SEC, except to the extent we specifically incorporate this Report by reference.

The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities relating to:

●	The quality and integrity of our financial statements and reports.

●	Our independent registered public accounting firm’s qualifications and independence.

●	The performance of our internal audit function and our independent auditors.

●	Compliance with our disclosure policy and applicable federal and state laws, including Delaware’s duty of disclosure.

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The Audit Committee operates under a written charter adopted by our board of directors, a copy of which is available on our website at www.cytrx.com .

The Audit Committee’s primary duties and responsibilities are to:

●	Serve as an independent and objective party to monitor our financial reporting process and internal control system.

●	Review and appraise the audit efforts of our independent accountants and internal audit function.

●	Provide an open avenue of communication among the independent accountants, our management and the board of directors.

The Audit Committee provides assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, the investment community and others relating to our financial statements and the financial reporting process, our disclosure policy, our systems of internal accounting and financial controls, our internal audit function, the annual independent audit of our financial statements and the ethics programs established by our management and the board of directors. The Audit Committee has the sole authority (subject, if applicable, to stockholder ratification) to appoint or replace the outside auditors and is directly responsible for determining the compensation of the independent auditors. The Audit Committee also receives reports from the Disclosure Committee and Director of Communications Compliance.

The Audit Committee must pre-approve all auditing services and all permitted non-auditing services to be provided by the outside auditors. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the auditors’ independence and there are cost or other efficiencies in obtaining such services from the auditors as compared to other possible providers. During 2017, the Audit Committee approved all of the audit and non-audit services Proposals submitted to it.

The Audit Committee met four times during 2017. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all of our books, records, facilities and personnel, and to retain its own legal counsel and other advisers as it deems necessary or appropriate.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and its outside auditors our interim financial statements and annual audited financial statements that are included in our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, respectively. Our management advised the Audit Committee in each case that all such financial statements were prepared in accordance with accounting principles generally accepted in the United States and reviewed significant accounting issues with the Audit Committee. These reviews included discussion with the outside auditors of matters required to be discussed under applicable rules, regulations and U.S. generally accepted auditing standards (including Auditing Standard No. 1301, “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee retained BDO USA, LLP to audit our financial statements for 2017. The Audit Committee also has selected BDO USA, LLP as our independent registered public accounting firm for fiscal 2018.

The Audit Committee discussed with BDO USA, LLP, which audited our annual financial statements for 2017, matters relating to its independence, including a review of audit and non-audit fees and the letter and written disclosures made by BDO USA, LLP to the Audit Committee as required by the PCAOB.

In addition, the Audit Committee reviewed initiatives aimed at strengthening the effectiveness of CytRx’s internal control structure. As part of this process, the Audit Committee continues to monitor and review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

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Taking all of these reviews and discussions into account, the Audit Committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC.

Respectfully submitted,

Audit Committee:

Joel K. Caldwell, CPA, Chair

Louis J. Ignarro, Ph.D.

Earl W. Brien, M.D.

Compensation Committee

The Compensation Committee is authorized to determine the annual salaries and bonuses of our officers and to make and approve in its sole discretion, annual stock option grants and other discretionary awards under our stock option or other equity incentive plans to all persons who are Board members or officers, and shall approve the amount of stock options annually granted to staff. The Committee also is authorized to interpret our stock option plans, to prescribe, amend and rescind rules and regulations relating to the plans, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the plans. The Compensation Committee operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com. Our board of directors has determined that each of the current members of the Compensation Committee, Drs. Ignarro and Brien, and Mr. Caldwell, are “independent” under the current independence standards of the Nasdaq Capital Market for purposes of service on the Compensation Committee.

The Compensation Committee has reviewed our compensation policies and practices for all employees, including our named executive officers, as they relate to risk management practices and risk-taking incentives, and has determined that there are no risks arising from these policies and practices that are reasonably likely to have a material adverse effect on us.

The Compensation Committee held four meetings during 2017.

Nomination and Governance Committee

The Nomination and Governance Committee assists our board of directors in discharging its duties relating to corporate governance and the compensation and evaluation of the board. The Nomination and Governance Committee also operates pursuant to a written charter, a copy of which is available on our website at www.cytrx.com . Our board of directors has determined that each of the current members of the Nomination and Governance Committee, Dr. Ignarro and Dr. Brien, are “independent” under the current independence standards of the Nasdaq Capital Market.

The principal responsibilities of the Nomination and Governance Committee include:

●	Overseeing our corporate governance practices and developing and recommending to our board a set of corporate governance guidelines.

●	Assisting our board in identifying qualified director candidates, selecting nominees for election as directors at meetings of stockholders and selecting candidates to fill vacancies on our board.

●	Creating and recommending to our board a policy regarding the consideration of director candidates recommended by stockholders and procedures for stockholders’ submission of nominees of director candidates.

●	Reviewing and recommending the compensation for non-employee directors and making recommendations to our board for its approval.

●	Establishing criteria for our board and for all committees (including the Nomination and Governance Committee) to use to evaluate their performance on an annual basis.

●	Overseeing and advising our board regarding developments related to corporate governance.

The Nomination and Governance Committee has sole authority, in connection with the identification of qualified director candidates, to retain and terminate any search firm for such purpose (including the authority to approve any such firm’s fees and other retention terms). We do not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

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The Nomination and Governance Committee held one meeting during 2017.

The Nomination and Governance Committee has not established any specific minimum qualifications for director candidates, or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. In making its nominations, our Nomination and Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. We have no formal policy of considering diversity in identifying director nominees, but the Nomination and Governance Committee seeks to include on the board of directors a complementary mix of individuals with diverse backgrounds and skills reflecting the broad set of challenges that the board of directors confronts. These individual qualities can include matters such as experience in the company’s industry, technical experience (i.e., medical or research expertise), experience gained in situations comparable to the company’s, leadership experience, and relevant geographical diversity.

Stockholder Recommendations of Director Candidates

The policy of the Nomination and Governance Committee is that a stockholder wishing to submit recommendations for director candidates for consideration by the Nomination and Governance Committee for election at an annual meeting of shareholders must do so in writing by December 15 of the calendar year prior to the next annual meeting. The written recommendation must include the following information:

●	A statement that the writer is a stockholder and is proposing a candidate for consideration, and include the name and address of the stockholder and the number of shares of our common stock which the stockholder owns beneficially or of record.

●	The name and contact information for the candidate.

●	A statement of the candidate’s business and educational experience.

●	The number of shares of our common stock, if any, owned either beneficially or of record by the candidate and the length of time such shares have been so owned.

●	The written consent of the candidate to serve as a director if nominated and elected.

●	Information regarding any relationship or understanding between the proposing stockholder and the candidate.

●	A statement that the proposed candidate has agreed to furnish us all information as we deem necessary to evaluate such candidate’s qualifications to serve as a director.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our board members or management are evaluated.

Stockholder Nominations of Directors

Our Restated Bylaws specify the procedures by which stockholders may nominate director candidates directly, as opposed to merely recommending a director candidate to the Nomination and Governance Committee as described above. Any stockholder nominations must comply with the requirements of our Restated Bylaws and should be addressed to: Corporate Secretary, CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049. The deadline for such nominations is the same as the deadline for stockholder proposals submitted under SEC Rule 14a-8, as discussed below under the heading “Stockholder Proposals For 2019 Annual Meeting.”

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Stockholder Communication with Board Members

Stockholders who wish to communicate with our board members may contact us by telephone, facsimile or regular mail at our principal executive office. Written stockholder communications specifically marked as a communication for our board of directors or a particular director, will be forwarded unopened to the Chairman of the Board or to the particular director to which they are addressed, or presented to the full board or the particular director at the next regularly scheduled board meeting. In addition, stockholder communications received by us via telephone or facsimile for our board of directors or a particular director will be forwarded to our board or the particular director by an appropriate officer.

Transactions with Related Persons

General

Our Audit Committee is responsible for reviewing and approving, as appropriate, all transactions with related persons, in accordance with its Charter and the Nasdaq Capital Market Rules.

Transactions between us and one or more related persons may present risks or conflicts of interest or the appearance of conflicts of interest. Our Code of Ethics requires all employees, officers and directors to avoid activities or relationships that conflict, or may be perceived to conflict, with our interests or adversely affect our reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate so long as there is full disclosure of the interest of the related parties in the transaction and review and approval by disinterested directors to ensure there is a legitimate business reason for the transaction and that the transaction is fair to us and our stockholders.

As a result, the procedures followed by the Audit Committee to evaluate transactions with related persons require:

●	That all related person transactions, all material terms of the transactions, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction must be communicated to the Audit Committee; and

●	That all related person transactions, and any material amendment or modification to any related person transaction, be reviewed and approved or ratified by the Audit Committee, as required by the requirements of the Nasdaq Capital Market.

Our Audit Committee will evaluate related person transactions based on:

●	Information provided by members of our board of directors in connection with the required annual evaluation of director independence;

●	Pertinent responses to the Directors’ and Officers’ Questionnaires submitted periodically by our officers and directors and provided to the Audit Committee by our management;

●	Background information on nominees for director provided by the Nominating and Corporate Governance Committee of our board of directors; and

●	Any other relevant information provided by any of our directors or officers.

In connection with its review and approval or ratification, if appropriate, of any related person transaction, our Audit Committee is to consider whether the transaction will compromise standards included in our Code of Ethics. In the case of any related person transaction involving an outside director or nominee for director, the Audit Committee also is to consider whether the transaction will compromise the director’s status as an independent director as prescribed in the Nasdaq Capital Market Rules.

There were no related person transactions in 2017.

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Applicable Definitions

For purposes of our Audit Committee’s review:

●	“Related person” has the meaning given to such term in Item 404(a) of Securities and Exchange Commission Regulation S-K (“Item 404(a)”); and

●	“Related person transaction” means any transaction for which disclosure is required under the terms of Item 404(a) involving us and any related persons.

Board Member Attendance at Annual Meetings

Our board of directors has no formal policy regarding attendance of directors at our annual stockholder meetings. Our 2017 Annual Meeting of Stockholders was attended by Mr. Kriegsman, Dr. Ignarro and Dr. Brien. Mr. Caldwell was appointed to the board at its meeting held after the conclusion of the 2017 Annual Meeting of Stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Each of our executive officers and directors and persons who owns more than 10% of our outstanding shares of common stock is required under Section 16(a) of the Securities Exchange Act to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to furnish us with copies of those reports. Based solely on our review of copies of reports we have received and written representations from certain reporting persons, we believe that our directors and executive officers and greater than 10% shareholders for 2017 timely complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of June 25, 2018 by: (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each of our directors; (3) our named executive officers listed in the Summary Compensation Table on page 18; and (4) all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the SEC rules. Shares of common stock subject to warrants or options that are presently exercisable, or exercisable within 60 days of June 25, 2018, which are indicated by footnote, are deemed outstanding in computing the percentage ownership of the person holding the warrants or options, but not in computing the percentage ownership of any other person. The percentage ownership reflected in the table is based on 33,637,501 shares of our common stock outstanding as of June 25, 2018. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock shown, subject to applicable community property laws. An asterisk (*) represents beneficial ownership of less than 1%. All share information in this Proxy Statement reflects the 1-for-6 reverse split of our common stock which became effective on November 1, 2017.

Name of Beneficial Owner	Number	Note	Percent
Named Executive Officers and Directors
Louis J. Ignarro, Ph.D.	174,212	(1)	*
Steven A. Kriegsman	1,593,930	(2)	4.7%
Earl W. Brien, M.D.	140,247	(3)	*
Joel K. Caldwell, CPA	60,000	(4)	*
John Y. Caloz	176,881	(5)	*
Felix Kratz, Ph.D.	61,390	(6)	*
All executive officers and directors as a group (six persons)	2,206,661	(7)	6.6%
Name and Address of 5% Beneficial Owners
NantCell, Inc. (8)	2,469,697		7.3%
9920 Jefferson Blvd.
Culver City, CA 90232

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(1)	Includes 172,024 shares subject to options or warrants.

(2)	Includes 719,218 shares subject to options or warrants.

(3)	Includes 130,000 shares subject to options or warrants.

(4)	Includes 60,000 shares subject to options or warrants.

(5)	Includes 176,124 shares subject to options or warrants.

(6)	Includes 61,390 shares subject to options or warrants.

(7)	Includes 1,318,756 shares subject to options or warrants.

(8)	Includes 500,000 shares subject to warrants.

Executive Officers

Set forth below is information regarding our current executive officers (other than information relating to Steven A. Kriegsman, our Chairman and Chief Executive Officer, which is set forth above under “Continuing Directors”). Each officer’s age is indicated in parentheses after his name.

Eric L. Curtis (50) joined us in May 2018 as our President and Chief Operating Officer. He has over 25 years of life science leadership experience, with oncology and orphan diseases his specialty. He was instrumental in the US and global development and commercialization of many successful drugs. Prior to joining CytRx, he served as President, U.S. Commercial at Aegerion Pharmaceuticals (now Novelion Therapeutics), Vice President and General Manager – Rare Disease/Cardiopulmonary Business Unit at Bayer Healthcare, and in positions of increasing responsibility at GlaxoSmithKline, culminating in his role as Vice President, Marketing and Global Commercial Leader. Mr. Curtis earned a Master of Business Administration degree from Penn State University, and holds a Bachelor of Science degree from the University of Pittsburgh, where he double-majored in Business and Psychology.

John Y. Caloz (66) joined us in October 2007 as our Chief Accounting Officer. In January 2009 Mr. Caloz was named Chief Financial Officer. He has a history of providing senior financial leadership in the life sciences sector, as Chief Financial Officer of Occulogix, Inc, a NASDAQ listed, medical therapy company. Prior to that, Mr. Caloz served as Chief Financial Officer of IRIS International Inc., a Chatsworth, CA based medical device manufacturer. He served as Chief Financial Officer of San Francisco-based Synarc, Inc., a medical imaging company, and from 1993 to 1999 he was Senior Vice President, Finance and Chief Financial Officer of Phoenix International Life Sciences Inc. of Montreal, Canada, which was acquired by MDS Inc. in 1999. Mr. Caloz was a partner at Rooney, Greig, Whitrod, Filion & Associates of Saint Laurent, Quebec, Canada, a firm of Chartered Accountants specializing in research and development and high-tech companies, from 1983 to 1993. Mr. Caloz, a Chartered Professional Accountant and Chartered Accountant, holds a degree in Accounting from York University, Toronto, Canada.

Felix Kratz (55) joined CytRx in 2014 as Vice President, Drug Discovery. He is a medicinal chemist with more than 25 years of pertinent experience in the preclinical development of anticancer drugs, prodrugs and protein conjugation chemistry and profound knowledge of translational research from the laboratory to the clinic. He has successfully transferred aldoxorubicin, CytRx clinical lead compound, from bench to bedside that is based on an innovative drug delivery platform exploiting circulating albumin as a tumor-specific drug carrier. Felix Kratz graduated in Chemistry from the University of Heidelberg with Magna Cum Laude. Prior to joining CytRx Corporation he established the Division of Macromolecular Prodrugs at the Tumor Biology Center Freiburg. He serves on the Editorial Board for Bioconjugate Chemistry, Current Medicinal Chemistry, Current Bioactive Compounds, and Pharmacology & Pharmacy and has authored approximately 260 scientific publications, book articles and proceedings and is the inventor of over 20 patents and patent applications. He heads the CytRx Drug Discovery Branch located in the Innovation Center Freiburg, Germany.

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Compensation Discussion and Analysis

Overview of Executive Compensation Program

The Compensation Committee of our Board of Directors has responsibility for establishing, implementing and monitoring our executive compensation program philosophy and practices. Generally speaking, the Compensation Committee determines the compensation of our Chief Executive Officer and other named executive officers for approval by our Board of Directors.

The Compensation Committee seeks to ensure that the total compensation paid to our named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers are similar to those provided to our other officers.

The Compensation Committee operates under a formal charter, a copy of which is available on our website at www.cytrx.com that governs its duties and conduct.

At the 2017 annual meeting of stockholders, the stockholders on a non-binding, advisory basis, approved the compensation of our executive officers as disclosed in our 2017 proxy statement. Based upon the results of this stockholder advisory vote, the Compensation Committee determined to continue its compensation policies and procedures. Also at the 2017 annual meeting, our stockholders on a non-binding, advisory basis, recommended an annual frequency for an advisory vote of stockholders regarding the compensation of our executive officers.

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table on page 18 are referred to as our “named executive officers.”

Compensation Philosophy and Objectives

The components of our executive compensation consist of salary, annual and special cash bonuses awarded based on the Compensation Committee’s subjective assessment of the achievement of corporate goals and each individual executive’s job performance, stock option grants to provide executives with longer-term incentives, and occasional special compensation awards (either cash, stock or stock options) to reward extraordinary efforts or results.

The Compensation Committee believes that an effective executive compensation program should provide base annual compensation that is reasonable in relation to individual executive’s job responsibilities and reward the achievement of strategic goals of our company. We use annual and other periodic cash bonuses to reward an officer’s achievement of specific goals, including goals related to the development of our drug candidates and replenishment and management of our working capital. We use employee stock options as a retention tool and as a means to align the executive’s long-term interests with those of our stockholders, with the ultimate objective of affording our executives an appropriate incentive to improve stockholder value. The Compensation Committee evaluates both performance and compensation to maintain our company’s ability to attract and retain excellent employees in key positions and to assure that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of comparable companies.

Each of the corporate goals established and subsequently reviewed by the Compensation Committee results from a collaboration among our named executive officers, including the leadership of our Chief Executive Officer and the support of our principal legal, financial, clinical, medical, commercial and business development officers. The Compensation Committee’s assessment of the relative contribution of each named executive officer is based on periodic reports to our full Board of Directors regarding the progress of these business accomplishments and the individual efforts of our named executive officers, and year-end consultations, which include discussions of performance reviews, with our Chief Executive Officer that are a normal part of the Compensation Committee’s compensation determinations. The Compensation Committee employs no objective measure of any individual’s contribution.

The bonus amounts awarded to our eligible named executive officers are a function of their office and total compensation relative to the total compensation of our Chief Executive officer, based upon their employee evaluations, and with consideration given to comparable companies for similarly-situated employees. The bonus amounts awarded to each named executive officer is set forth in the Summary Compensation Table on page 18.

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Because of the relatively small size of our Company, the small number of executive officers in our Company, and our financial priorities, the Compensation Committee has not implemented any pension benefits, deferred compensation plans or other similar plans for our named executive officers.

Role of Executive Officers in Compensation Decisions

The Compensation Committee annually determines the compensation of our named executive officers. Mr. Kriegsman, our Chairman of the Board and Chief Executive Officer, typically attends all meetings of the Compensation Committee, except for executive sessions at which his compensation is discussed. At the request of the Compensation Committee, Mr. Kriegsman provides his assessment of the performance of our named executive officers, other than himself. Mr. Kriegsman also takes an active part in the discussions of the compensation of named executive officers other than himself and assists in the development of a review matrix of each executive’s contributions to the goals of the Company that forms the basis for some compensation determinations. The Compensation Committee grants due consideration to Mr. Kriegsman’s assessments when making determinations regarding the compensation of our named executive officers. All Compensation Committee deliberations and determinations regarding the compensation of Mr. Kriegsman are made outside his presence.

Setting Executive Compensation

Based on the foregoing objectives, the Compensation Committee has structured the Company’s annual cash and incentive-based cash and non-cash executive compensation to seek to motivate our named executives to achieve our Company’s business goals, including goals related to the development of our drug candidates and management of working capital, to reward the executives for achieving such goals, and to retain the executives. In doing so, the Compensation Committee historically has not employed outside compensation consultants or legal advisors. During 2017, the Compensation Committee used two industry compensation surveys in its compensation deliberations regarding cash and equity compensation for our executive officers. The surveys used were the Radford Global Life Sciences Survey, which is a survey of public and private life sciences companies of all sizes, and a survey of public and private companies in Los Angeles provided by salary.com (which the Compensation Committee uses to consider geographic differences in cost of living).

The Compensation Committee utilized this data to set annual salary increases and bonus amounts for our executive officers at levels targeted at or around the third quartile of compensation amounts provided to executives at comparable companies, considering each individual’s experience level related to their position with us. The Compensation Committee has no policy regarding the use of benchmarks, and we have no established policy or target for the allocation between cash and non-cash incentive compensation.

The Compensation Committee is authorized to retain its own independent advisors to assist in carrying out its responsibilities, but has not relied upon outside compensation consultants or legal advisors.

Performance-driven Compensation

We emphasize performance in annually reviewing and setting our executive officers’ base salaries, bonuses and equity incentive compensation. This emphasis on performance is intended to motivate our executive officers to pursue our corporate goals, reward them for achievement of these goals and align their interests with those of our stockholders.

Each year, we determine goals that we hope to achieve in the coming year, both on a company and individual basis. Our overall corporate performance as compared to these goals, and an individual’s performance compared to his or her individual goals, primarily drive the recommendations that the Compensation Committee with respect to each executive officer’s base salary, cash bonus and equity incentive compensation. Other factors, such as larger macroeconomic conditions of the industry and market in which we compete, as well as strategic business decisions and issues related to key employee retention, also influence compensation decisions.

Individual performance goals for each year initially are identified and developed by senior executives through a self-evaluation and goal-setting process, and our CEO refines and documents those goals in conjunction with the Compensation Committee. At the end of the year, the Compensation Committee reviews each performance goal and determines the extent to which we achieved such goals, and our CEO assesses the achievement of specific performance goals relating to our other executive officers.

In establishing performance goals, the Compensation Committee considers whether the goals could possibly result in an incentive for any executives to take unwarranted risks in our Company’s business and seeks to avoid creating any such incentives.

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Company Performance Goals

For 2017, the Compensation Committee and our board of directors approved the following performance goals:

●	Analyze the primary endpoint from the Phase 2 SCLC clinical trial;

●	Completion of drug substance and drug product registration batches for aldoxorubicin;

●	Meet with the FDA re 505(b)(2) NDA submission;

●	Submit two ASCO abstracts;

●	Identify an in vivo proof of concept for at least one ultra-potent albumin-binding drug candidate, and file provisional patent applications; and

●	Raise additional capital.

For 2017, the Compensation Committee determined that, with the exception of the completion of registration batches for aldoxorubicin and the analysis of the Phase 2 SCLC clinical trial, both of which became no longer applicable with the execution of the licensing agreement with NantCell, each of the corporate goals had been achieved, and noted the particular contributions of executive officers to the achievement of those goals.

Individual Performance

The Compensation Committee reviews our executive officers’ performance based on overall achievement of the corporate goals and a review of individual goals developed for each executive officer every year. The Compensation Committee, with the assistance of our Chief Executive Officer, determines the relative achievement of the performance goals applicable to each executive officer, and assigns a performance rating based on a set of criteria set forth in an evaluation form. No specific formula is used with respect to setting any particular element of compensation based on the individual performance metrics. The score assigned to each officer was based on a subjective assessment by our Compensation Committee members of the officer’s performance against the scoring standards of:

5 – Consistently Exceeds Expectations

4 – Sometimes Exceeds Expectations

3 – Meets Expectations

2 – Sometimes Meets Expectations

1 – Needs Improvement

The numerical job scores, with a 5.0 being the best and 1.0 being the worst, are determined based on an initial self-assessment by the officer, which is subject to change based on an evaluation of the self-assessment by the officer’s direct supervisor and on the Compensation Committee’s own assessment of the officer’s job performance.

For 2017, our Compensation Committee determined that the individual performance scores indicated below were merited by the officer’s respective contributions to our key business achievements discussed above, as well as the performance of their day-to-day responsibilities. On an officer-by-officer basis, our Compensation Committee also considered the following:

Mr. Kriegsman’s individual performance goals relate primarily to overall corporate objectives, including building stockholder value as reflected in our market capitalization and our working capital, managing and directing the executive management team, and successfully developing our Company’s operations and personnel for future success. Based on those criteria, and noting achievement of an out-licensing agreement with NantCell for aldoxorubicin and the successful marshalling of our shareholders to ratify a reverse stock proposal to prevent CytRx’s delisting from the Nasdaq Capital Market, the Compensation Committee gave a rating of 4.8 to Mr. Kriegsman.

Mr. Caloz’s individual performance goals relate primarily to achievement of key financial objectives, such as managing and raising working capital, controlling spending, managing accounting personnel and maintaining regulatory compliance. Based on those criteria, the Compensation Committee noted Mr. Caloz’s role in obtaining needed working capital, his efforts to control expenditures, the continued improvement of our accounting department, and our compliance with filing deadlines, and gave a rating of 4.0 to Mr. Caloz.

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Dr. Kratz’s individual performance goals relate primarily to the execution of the objectives related to our drug discovery unit, including identifying at least one ultra-potent albumin-binding drug candidate, managing the drug discovery laboratory within budget and maintaining a strong scientific team. Based on those criteria, the Compensation Committee gave a rating of 4.0 to Dr. Kratz.

2017 Executive Compensation Components

For 2017, as in recent years, the principal components of compensation for the named executive officers were:

●	Base salary;

●	Annual and special bonuses;

●	Equity incentive compensation

Base Salary

We provide named executive officers and other employees with base salary to compensate them for services rendered during the year. Generally, the base salary element of compensation is used to recognize the experience, skills, knowledge and responsibilities required of each named executive officer, and reflects our executive officers’ overall sustained performance and contributions to our business.

During its review of base salaries for executives, the Compensation Committee primarily considers:

●	The negotiated terms of each executive’s employment agreement, if any;

●	Each executive’s individual performance;

●	An internal review of the executive’s compensation, both individually and relative to other named executive officers; and

●	To a lesser extent, base salaries paid by comparable companies.

Salary levels are typically considered annually as part of our Company’s performance review process, as well as upon a change in job responsibility. Merit-based increases to salaries are based on our Company’s available resources and the Compensation Committee’s assessment of the individual’s performance. This assessment is based upon written evaluations of such criteria as job knowledge, communication, problem solving, initiative, goal-setting, and expense management. In 2017, the Compensation Committee considered our successful achievement or substantial progress towards our corporate performance goals, and with consideration of the challenging financial environment, and our anticipation of significant research activities in 2018 and beyond, awarded no increases in base salary for 2017 for the executive team. Base salaries were also reviewed in light of the Radford and salary.com survey data to validate that they were within acceptable ranges based on market salaries.

Annual and Special Bonuses

As we do not generate significant revenue and have not commercially released any products, the Compensation Committee bases its discretionary annual bonus awards on the achievement of corporate and individual goals, efforts related to extraordinary transactions, effective fund-raising efforts, effective management of personnel and capital resources, and bonuses paid by comparable companies, among other criteria. Mr. Kriegsman’s employment agreement entitles him to an annual cash bonus in an amount to be determined in our discretion, but not less than $150,000. Any cash bonuses to our other named executive officers are entirely in our discretion.

During 2017, the Compensation Committee granted Mr. Kriegsman an annual cash bonus of $150,000, and granted the other named executive officers ranging from $75,000 to $100,000, principally based on their efforts in achieving the Company’s corporate goals. In December 2017, the Compensation Committee approved an award to Mr. Kriegsman of a $0.7 million restricted stock grant, or 387,597 shares of our common stock based on the closing price of the Company’s common stock at December 15th, the award date to vest in three equal annual installments.

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Equity Incentive Compensation

We believe that strong long-term corporate performance is achieved with a corporate culture that encourages a long-term focus by our executive officers through the use of equity awards, the value of which depends on our stock performance. We have established equity incentive plans to provide all of our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders and to enable them to participate in the long-term appreciation of our stockholder value. Additionally, equity awards provide an important retention tool for key employees, as the awards generally are subject to vesting over an extended period of time based on continued service with us.

Historically, equity awards have been granted annually at the end of each year based primarily on corporate performance as a whole during the preceding year. In addition, we may grant equity awards upon the occurrence of certain events during the year, for example, upon an employee’s hire or achievement of a significant business objective such as positive results or other progress of our clinical trials or successful capital-raising efforts.

The Compensation Committee has established December 15 as the date for the annual grant of stock options. The December 15 date correlates to the approximate dates of our historical annual stock option grants, but otherwise was not based upon any particular methodology. All stock option grants, other than initial stock option grants to new employees, are made at a meeting, whether in-person or telephonic, of the Compensation Committee and not by unanimous written consent. The Compensation Committee determines the grantees, amounts, dates, and prices of all stock options and does not delegate these responsibilities.

No formula is used in setting equity award grants and the determination of whether to grant equity awards, or the size of such equity awards, to our executive officers; rather, it involves subjective assessments by our board of directors, Compensation Committee and, with respect to executive officers other than Mr. Kriegsman. Generally, annual equity awards are intended to encourage retention of experienced employees, and we consider individual performance and contributions during the preceding year to the extent our board of directors and Compensation Committee believe such factors are relevant. As with base salary and cash bonuses, for 2017 our board of directors and Compensation Committee also considered data from two surveys in determining equity award grants to our executive officers.

At a meeting of the Compensation Committee on December 6, 2017, the Compensation Committee granted to Mr. Kriegsman nonqualified stock options to purchase 208,334 shares of our common stock at a price of $1.75 per share, which equaled the closing market prices on December 15, 2017, the specified grant date. The options vest monthly over three years, provided that Mr. Kriegsman remains in our employ throughout such monthly vesting periods, unless Mr. Kriegsman’s employment agreement is not renewed by us or by him upon expiration of its term on December 31, 2021, or his employment is terminated by us without “cause,” or by reason of his “disability” as that term is defined in his employment agreement, or due to his death;upon FDA approval of aldoxorubicin, or by Mr. Kriegsman for “good reason.” In any one of these events, the options will vest immediately and will remain exercisable for their full term. In addition, in connection with the annual review of our other named executive officers, at its December 6, 2017 meeting, the Compensation Committee granted to our other named executive officers nonqualified stock options to purchase an aggregate of 83,334 shares of our common stock. All of the stock options had an exercise price equal to $1.75, the closing market price on December 15, 2017, the specified grant date, and vest monthly over three years, provided that such executives remain in our employ through such monthly vesting periods unless, with respect to Mr. Caloz, his employment is terminated by reason of his death or “disability,” as that term is defined in his employment agreement, in which cases the vested options will remain exercisable for their full term.

Generally speaking, we have not taken into consideration any amounts realized by our named executive officers from prior stock option or stock awards in determining whether to grant new stock options or stock awards. No named executive officers have exercised options since 2003.

Retirement Plans, Perquisites and Other Personal Benefits

Our executive officers are eligible to participate in the same group insurance and employee benefit plans as our other salaried employees. These benefits include medical, dental, vision, and disability benefits and life insurance.

We have adopted a tax-qualified employee savings and retirement plan, our 401(k) Plan, for eligible U.S. employees, including our named executive officers. Eligible employees may elect to defer a percentage of their eligible compensation in the 401(k) Plan, subject to the statutorily prescribed annual limit. We may make matching contributions on behalf of all participants in the 401(k) Plan in an amount determined by our board of directors. We made matching contributions to the 401(k) Plan for 2017 of $78,000. Matching contributions immediately vest, as do all employee contributions. We intend the 401(k) Plan, and the accompanying trust, to qualify under Sections 401(k) and 501 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned (if any) on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that we will be able to deduct our contributions, if any, when made. The trustee under the 401(k) Plan, at the direction of each participant, may invest the assets of the 401(k) Plan in any of a number of investment options.

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We generally do not provide any of our named executive officers with any other perquisites or personal benefits, other than benefits to Mr. Kriegsman provided for in his employment agreement. We are required by his employment agreement to carry a life insurance policy for Mr. Kriegsman in the amount of $1.4 million under which Mr. Kriegsman’s designee is the beneficiary. We purchased a policy with a face value of $2 million, for which we pay the premium, and Mr. Kriegsman immediately reimburses us for the premium relating to the $0.6 million of additional coverage. We periodically review the levels of perquisites and other personal benefits provided to our named executive officers. No changes to these benefits were made during 2017.

Employment Agreements and Severance Arrangements

We have entered into written employment agreements with each of our named executive officers. The main purpose of these agreements is to protect the Company from business risks such as competition for the executives’ service, loss of confidentiality or trade secrets, and solicitation of our other employees, and to define our right to terminate the employment relationship. The employment agreements also protect the executive from termination without “cause” (as defined) and, in Mr. Kriegsman’s case, entitle him to resign for “good reason” (as defined). Each employment agreement was individually negotiated, so there are some variations in the terms among executive officers. Generally speaking, however, the employment agreements provide for termination and severance benefits that the Compensation Committee believes are consistent with industry practices for similarly situated executives. The Compensation Committee believes that the termination and severance benefits help the Company retain the named executive officers by providing them with a competitive employment arrangement and protection against unknowns such as termination without “cause” that go along with the position.

In the event of termination without “cause,” the named executive officers will be entitled to a lump-sum payment equal to six months’ base salary (in the case of Mr. Kriegsman, his base salary and minimum annual bonus under his employment agreement for the period commencing on the date of his termination and ending on the later of (i) the third anniversary of his termination or (ii) December 31, 2021). The named executive officers’ agreements also provide for our continuation of medical benefits during the severance period (including, for Mr. Kriegsman, payments for life insurance). If a named executive officer’s employment is terminated by us without “cause” (or by Mr. Kriegsman for “good reason”) following a change of control of the Company (within two years for Mr. Kriegsman), the named executive officers will be entitled to a lump-sum payment equal to 12 months’ base salary (36 month’ base salary and minimum annual bonus in the case of Mr. Kriegsman), and Mr. Kriegsman also would be entitled under his employment agreement to receive a “gross-up” payment equal to the sum of any excise tax on termination benefits (including any accelerated vesting of his options under our Plans as described below) plus any penalties and interest.

In December 2016, the Compensation Committee recommended, and our board of directors approved, an amendment to Mr. Kriegsman’s employment agreement. On January 10, 2017, we entered into the amendment with Mr. Kriegsman, under which the term of his employment agreement was extended by three years to December 31, 2021. In the amendment, we acknowledged that Mr. Kriegsman was entitled to a one-time, off-cycle award of $1 million of restricted shares of our common stock that was made to him on December 15, 2016 as described above and clarify that Mr. Kriegsman is entitled under his employment agreement to the severance benefits described therein in the event of the termination of Mr. Kriegsman’s employment for any reason on or following the expiration of the term of the amended and restated employment agreement, including in the event of the non-renewal thereof by either party. The amendment also provides that we will pay costs and expenses (including attorney’s fees) incurred by Mr. Kriegsman in the enforcement of his rights under his employment agreement in advance of a final disposition of the proceeding.

We agreed in Mr. Kriegsman’s employment agreement that if there is a change in control and his employment agreement is either not renewed by either us or Mr. Kriegsman or, following the expiration of the employment agreement, we terminate Mr. Kriegsman’s employment other than for “cause” or he resigns for “good reason,” he will be entitled to the lump-sum severance and continuation of benefits described in the preceding paragraph for a change in control.

We agree in the employment agreements with our other named executive officers (other than Mr. Kriegsman) that if we do not offer to renew or extend the officer’s employment agreement, and we had not theretofore terminated their employment, we will continue to pay the officer his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2019, or the date of his re-employment with another employer, whichever is earlier.

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In the event we terminate Mr. Kriegsman’s employment without “cause,” Mr. Kriegsman resigns for “good reason” or his employment terminates due to his “disability” (each as defined in the employment agreement) or death, he will be entitled to full and immediate vesting of his restricted stock and stock options and any other equity awards based on our securities and all such awards will remain exercisable for their full term notwithstanding the termination of his employment (other than a termination by the Company for “cause” or his resignation without “good reason”).

Change of Control Arrangements

In addition to the severance and benefits payable to our named executive officers in the event of a termination of their employment following a change of control of the Company, our 2000 Long-Term Incentive Plan and 2008 Plan provide generally that, upon a change of control of the Company, all unvested stock options and awards under the Plans held by plan participants, including the named executive officers, will become immediately vested and exercisable immediately prior to the effective date of the transaction. The Compensation Committee believes that such “single trigger” change of control policy is consistent with the objective of aligning the interests of the named executive officer’s and of the Company’s stockholders by allowing the executives to participate equally with stockholders in the event of a change of control transaction.

The foregoing severance and change of control arrangements, including the quantification of the payments and benefits provided under these arrangements, are described in more detail in this Proxy Statement under the heading “Executive Compensation – Employment Agreements and Potential Payment Upon Termination or Change in Control.”

Ownership Guidelines

The Compensation Committee has no requirement that named executive officers maintain a minimum ownership interest in our Company.

Our long-term incentive compensation consists solely of periodic grants of stock options to our named executive officers. The stock option program:

●	Links the creation of stockholder value with executive compensation;

●	Provides increased equity ownership by executives;

●	Functions as a retention tool, because of the vesting features included in all options granted by the Compensation Committee; and

●	Helps us to maintain competitive levels of total compensation.

We normally grant stock options to new executive officers when they join our Company based upon their position with us and their relevant prior experience. The options granted by the Compensation Committee generally vest monthly over the first three years of the ten-year option term. Vesting and exercise rights generally cease upon termination of employment (unless such termination is without cause or is a resignation for good reason), except in the case of death (exercisable for the full term of the option), disability (subject to a one-year limitation) or retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. In addition to the initial option grants, our Compensation Committee may grant additional options to retain our executives and reward, or provide incentive for, the achievement of corporate goals and strong individual performance.

On an annual basis, the Compensation Committee assesses the appropriate individual and corporate goals for our executives and provides additional option grants based upon the achievement by the new executives of both individual and corporate goals. We expect that we will continue to provide new employees with initial option grants in the future to provide long-term compensation incentives and will continue to rely on performance-based and retention grants to provide additional incentives for current employees. Additionally, in the future, the Compensation Committee may consider awarding additional or alternative forms of equity incentives, such as grants of bonus stock, restricted stock and restricted stock units.

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It is our policy to award stock options at an exercise price equal to the Nasdaq Capital Market’s closing price of our common stock on the date of the grant. In certain limited circumstances, the Compensation Committee may grant options to an executive at an exercise price in excess of the closing price of the common stock on the grant date. The Compensation Committee will not grant options with an exercise price that is less than the closing price of our common stock on the grant date, nor will it grant options which are priced on a date other than the grant date. For purposes of determining the exercise price of stock options, the grant date is deemed to be the first day of employment for newly hired employees. Among our corporate governance practices, we will grant stock options to directors, officers and employees only on pre-set dates established by the Compensation Committee prior to the fiscal year in which the options are to be granted. The Compensation Committee has established December 15 as the date for the annual grant of stock options. The December 15 date correlates to the approximate dates of our historical annual stock option grants, but otherwise was not based upon any particular methodology. We also publicly disclose the method used to determine the pre-set stock option grant dates and any future changes thereto at least 90 days before they become effective. All stock option grants, other than initial stock option grants to new employees, will be made at a meeting, whether in-person or telephonic, of the Compensation Committee and not by unanimous written consent, and that the Compensation Committee will determine the grantees, amounts, dates and prices of all stock options and will not delegate these responsibilities.

We have no program, practice or plan to grant stock options to our executive officers, including new executive officers, in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation to our executive officers, and we have no plan to do so. We have no policy regarding the adjustment or recovery of stock option awards in connection with the restatement of our financial statements, as our stock option awards have not been tied to the achievement of specific financial goals.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that corporations may not deduct compensation of more than $1,000,000 that is paid to certain individuals. We believe that compensation paid to our executive officers generally is fully deductible for federal income tax purposes.

Accounting for Share-Based Compensation

Beginning on January 1, 2006, we began accounting for share-based compensation in accordance with the requirements of ASC 718, Compensation – Stock Compensation . This accounting treatment has not significantly affected our compensation decisions. The Compensation Committee takes into consideration the tax consequences of compensation to the named executive officers, but tax considerations are not a significant part of our compensation policy.

These policies remained in place throughout 2017, and we expect to continue to follow them for the foreseeable future.

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Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the Company’s compensation policies, the Incentive Plan, and other benefit programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. We have reviewed and discussed with management the Compensation Discussion and Analysis. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis should be included in this proxy statement.

Compensation Committee

Louis J. Ignarro, Ph.D., Chair

Earl W. Brien, M.D.

Joel K. Caldwell, CPA

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

There are no “interlocks,” as defined by the SEC, with respect to any member of the Compensation Committee. Louis J. Ignarro, Ph.D. and Dr. Earl W. Brien served as members of the Compensation Committee for all of 2017. In November 2017, Joel K. Caldwell was appointed to the Compensation Committee when he joined the Board.

Summary Compensation Table

The following table presents summary information concerning all compensation paid or accrued by us for services rendered in all capacities during 2017, 2016 and 2015 by Steven A. Kriegsman and John Y. Caloz, who served as our principal executive officer and principal financial officer, respectively, during the year ended December 31, 2017, one other executive officer serving as of December 31, 2017, and two additional individuals who served as executive officers during 2017 but were not serving as an executive officer at December 31, 2017 (collectively, the “named executive officers”):

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($)(3)	Total ($)

Steven A. Kriegsman
Chief Executive Officer	2017	850,000	150,000	953,300	13,700	1,967,000
	2016	850,000	150,000	1,388,750	13,700	2,402,450
	2015	825,000	150,000	1,593,000	13,700	2,606,700

John Y. Caloz
Chief Financial Officer and Treasurer	2017	400,000	100,000	77,000	—	577,000
	2016	400,000	135,000	108,850	—	643,850
	2015	375,000	135,000	477,900	—	987,900

Daniel Levitt, M.D., Ph.D.
Chief Operating Officer and Chief Medical Officer	2017	430,600	702,300	—	—	1,132,900
	2016	625,000	512,500	124,400	—	1,261,900
	2015	625,000	150,000	796,500	—	1,571,500

Scott Wieland, Ph.D.,
Senior Vice President – Drug Development	2017	254,100	—	—	—	254,100
	2016	400,000	50,000	46,650	—	496,650
	2015	400,000	75,000	159,300	—	634,300

Felix Kratz, Ph.D.
Vice President – Drug Development	2017	222,400	76,000	33,000	—	331,400
	2016	194,500	33,000	31,100	—	258,600
	2015	182,000	49,000	119,500	—	350,500

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(1)	Bonuses to the named executive officers reported above were paid in December of the applicable year, with the exception of Dr. Levitt who received a signing bonus in January 2017.

(2)	The values shown in this column represent the aggregate grant date fair value of equity-based awards granted during the fiscal year, inclusive of Mr. Kriegsman’s restricted stock award, in accordance with ASC 718, “ Share Based-Payment.” The fair value of the stock options at the date of grant was estimated using the Black-Scholes option-pricing model, based on the assumptions described in Note 13 of the Notes to Financial Statements included in the Annual Report.

(3)	Represents life insurance premiums.

(4)	Dr. Levitt and Dr. Wieland resigned in June and July 2017, respectively.

2017 Grants of Plan-Based Awards

In 2017, we granted stock options and restricted stock to our named executive officers under our 2008 Stock Incentive Plan as follows:

2017 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards (# of CytRx Shares)		Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Steven A. Kriegsman	12/15/2017	595,931	(1)(2)	$1.75	$953,300
Chief Executive Officer

John Y. Caloz	12/15/2017	58,334	(1)	$1.75	$77,000
Chief Financial Officer and Treasurer

Daniel Levitt, M.D., Ph.D.	—	—		—	—
Executive Vice President and Chief Medical Officer

Scott Wieland, Ph.D.	—	—		—	—
Senior Vice President – Drug Development

Felix Kratz, Ph.D.
Vice President – Drug Discovery	12/15/2017	25,000	(1)	$1.75	$33,000

(1)	Options vest in 36 equal monthly installments, subject to the named executive officer’s remaining in our continuous employ through such dates, except in the case of Dr. Kratz, which vest bi-monthly over 24 months, and except that in the case of Mr. Kriegsman, the unvested options will vest, in full, upon termination of his employment by us without “cause”, upon FDA approval to market aldoxorubicin, or by reason of his “disability” or by him for “good reason” or upon his death.

(2)	Includes the award of 387,597 restricted shares of our common stock which will vest in three equal annual installments.

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2000 Long-Term Incentive Plan and 2008 Stock Incentive Plan

The purpose of our 2000 Long-Term Incentive Plan, or 2000 Plan, and our 2008 Stock Incentive Plan, or 2008 Plan, is to promote our success and enhance our value by linking the personal interests of our employees, officers, consultants and directors to those of our stockholders. The 2000 Plan was originally adopted by our board of directors on August 24, 2000 and by our stockholders on June 7, 2001, with certain amendments to the Plan having been subsequently approved by our Board of Directors and stockholders. On May 11, 2009, our board of directors approved an amendment to the 2000 Plan to allow for a one-time stock option re-pricing program for our employees. The 2008 Plan was adopted by our board of directors on November 21, 2008 and by our stockholders on July 1, 2009.

2000 Plan and 2008 Plan Descriptions

The 2000 Plan and the 2008 Plan, or the Plans, are administered by the Compensation Committee of our board of directors. The Compensation Committee has the power, authority and discretion to:

●	Designate participants;

●	Determine the types of awards to grant to each participant and the number, terms and conditions of any award;

●	Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

●	Make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the Plan.

Awards under the 2000 Plan

The 2000 Plan expired on August 6, 2010, and thus no shares are available for future grant under the 2000 Plan.

Awards under the 2008 Plan

The following is a summary description of financial instruments that may be granted to participants in our 2008 Plan by the Compensation Committee of our board of directors. The Compensation Committee to date has only granted stock options to participants in the 2008 Plan.

Stock Options. The Compensation Committee is authorized to grant both incentive stock options and non-qualified stock options. The terms of any incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years from the grant date.

Restricted Stock. The Compensation Committee may make awards of restricted stock, which will be subject to forfeiture to us and other restrictions as the Compensation Committee may impose.

Stock Bonus Awards. The Compensation Committee may make awards of stock bonus awards in consideration for past services actually rendered, which will be subject to repurchase by us and such other terms as the Compensation Committee may impose.

Limitations on Transfer; Beneficiaries. Stock Option awards under the 2008 Plan may generally not be transferred or assigned by participants other than by will or the laws of descent and distribution. Awards of Restricted Stock or Stock Bonus awards may be transferred or assigned only upon such terms and conditions as set forth in the award agreement or as determined by the Compensation Committee in its discretion.

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Acceleration Upon Certain Events. In the event of a “Corporate Transaction” as defined in the 2008 Plan, all outstanding options will become fully vested, subject to the holder’s consent with respect to incentive stock options, and exercisable and all restrictions on all outstanding awards will lapse. Unless the surviving or acquiring entity assumes the awards in the Corporate Transaction or the stock award agreement provides otherwise, the stock awards will terminate if not exercised at or prior to the Corporate Transaction.

Termination and Amendment

Our board of directors or the Compensation Committee may, at any time and from time to time, terminate or amend the 2000 Plan or the 2008 Plan without stockholder approval; provided, however, that our board or the Compensation Committee may condition any amendment on the approval of our stockholders if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plans may adversely affect any award previously granted without the written consent of the participants affected. The Compensation Committee may amend any outstanding award without the approval of the participants affected, except that no such amendment may diminish or impair the value of an award.

Holdings of Previously Awarded Equity

Equity awards held as of December 31, 2017 by each of our named executive officers were issued under our 2000 Plan and 2008 Plan. The following table sets forth outstanding equity awards held by our named executive officers as of December 31, 2017:

2017 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise	Option Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
Steven A. Kriegsman	—	(1)	208,334	1.75	12/14/27
President and Chief Executive Officer	129,199	(4)	—	n/a	n/a
	69,445	(1)	138,889	2.58	12/14/26
	111,111	(1)	55,555	14.64	12/14/25
	100,000	(1)	—	12.90	12/09/24
	154,167	(3)(5)	—	27.96	12/09/23
	12,363		—	14.76	3/07/23
	83,334		—	10.98	12/10/22
	23,810		—	13.02	12/11/21
	17,858		—	42.42	12/14/20
	17,858		—	44.10	12/10/19
	7,143		—	15.54	11/21/18
	10,715		—	48.30	4/07/18

John Y. Caloz	—	(1)	58,334	1.75	12/14/27
Chief Financial Officer and Treasurer	19,444	(1)	38,889	2.58	12/14/26
	33,334	(1)	16,666	14.64	12/14/25
	33,334		—	12.90	12/14/24
	25,000	(3)	—	27.96	12/09/23
	16,667		—	10.98	12/10/22
	4,762		—	13.02	12/11/21
	1,191		—	42.42	12/14/20
	2,976		—	44.10	12/10/19
	1,191		—	12.60	01/02/19
	1,191		—	15.54	11/21/18
	595		—	48.30	04/07/18

Felix Kratz, Ph.D.
Vice-President – Drug Discovery	—	(2)	25,000	1.75	12/14/27
	8,333	(2)	8,334	2.58	12/14/26
	12,500	(2)	—	14.64	12/09/25
	10,000		—	12.90	12/10/24
	16,667		—	24.90	3/14/24

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(1)

These options vest in 36 equal monthly installments, subject to the named executive officer’s remaining in our continuous employ through such dates. All stock options held by Mr. Kriegsman provide for (a) vesting, in full, of the stock options in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of his employment by us without “cause” or due to his “disability,” his resignation for “good reason” or his death and (b) the extended exercisability for their full term of all vested options in the event of the termination of his employment other than a termination by us with “cause” or his resignation without “good reason.”

(2)	These options vest in equal bi-monthly installments, subject to the named executive officer’s remaining in our continuous employ through such dates.

(3)	The options were re-priced from $14.34 to $27.96 on June 1, 2015, with no change to the expiration date of the options.

(4)	Represents restricted stock fully-vested at December 31, 2017. On December 15, 2016, Mr. Kriegsman was granted 387,597 shares of restricted stock, which vest over three years in equal annual amounts.
(5)	In June 2018, Mr. Kriegsman agreed to relinquish 7,500 stock options to purchase shares of common stock in connection with our settlement of a Delaware stockholder derivative litigation.

Employment Agreements and Potential Payment upon Termination or Change in Control

Employment Agreement with Steven A. Kriegsman

Mr. Kriegsman is employed as our Chief Executive Officer pursuant to a fourth amendment dated as of January 10, 2017 to his fourth amended and restated employment agreement, as amended. The employment agreement will expire on December 31, 2021 but will automatically renew following the expiration date for successive additional one-year periods, unless either Mr. Kriegsman or we elect not to renew it.

Under his employment agreement, Mr. Kriegsman is currently entitled to receive a base salary of $850,000. Our board of directors (or its Compensation Committee) reviews the base salary annually and may increase (but not decrease) it in its sole discretion. In addition to his annual salary, Mr. Kriegsman is eligible to receive an annual bonus as determined by our board of directors (or its Compensation Committee) in its sole discretion, but not to be less than $150,000.

Mr. Kriegsman is eligible to receive grants of options to purchase shares of our common stock. The number and terms of those options, including the vesting schedule, will be determined by our board of directors (or its Compensation Committee) in its sole discretion. In his employment agreement, however, we have agreed that all stock options held by Mr. Kriegsman will provide for (a) vesting, in full, of the stock options in the event of, and upon, FDA approval to market aldoxorubicin and in the event of the termination of Mr. Kriegsman’s employment by us without “cause” or due to his “disability,” his resignation for “good reason” or his death and (b) ) the extended exercisability for their full term of all vested options in the event of the termination of his employment by us without “cause,” his resignation for “good reason,” or due to his disability or his death.

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In Mr. Kriegsman’s employment agreement, we have agreed that, if he is made a party, or threatened to be made a party, to a suit or proceeding by reason of his service to us, we will indemnify and hold him harmless from all costs and expenses to the fullest extent permitted or authorized by our certificate of incorporation or bylaws, or any resolution of our board of directors, to the extent not inconsistent with Delaware law. We also have agreed to advance to Mr. Kriegsman such costs and expenses upon his request if he undertakes to repay such advances if it ultimately is determined that he is not entitled to indemnification with respect to the same. These employment agreement provisions are not exclusive of any other rights to indemnification to which Mr. Kriegsman may be entitled and are in addition to any rights he may have under any policy of insurance maintained by us.

If his employment agreement is not renewed by us or by Mr. Kriegsman, or in the event we terminate Mr. Kriegsman’s employment without “cause” (as defined), or if Mr. Kriegsman terminates his employment with “good reason” (as defined), in either case whether during or following the term of his employment agreement (i) we have agreed to pay Mr. Kriegsman a lump-sum equal to his salary and prorated minimum annual bonus through to his date of termination, plus his salary and minimum annual bonus for a period of two years (three years if such termination occurs within two years following a change of control of the Company) after his termination date, or until the expiration of the employment agreement, whichever is later, (ii) he will be entitled to immediate vesting of all stock options or other awards based on our equity securities, and (iii) he will also be entitled to continuation of his life insurance premium payments and continued participation in any of our health plans through to the later of the expiration of the amended and restated employment agreement or two years (three years if such termination occurs within two years following a change of control) following his termination date. Mr. Kriegsman will have no obligation in such events to seek new employment or offset the severance payments to him by any compensation received from any subsequent reemployment by another employer.

Under Mr. Kriegsman’s employment agreement, he and his affiliated company, The Kriegsman Group LLC, are to provide us during the term of his employment with the first opportunity to conduct or take action with respect to any acquisition opportunity or any other potential transaction identified by them within the biotech, pharmaceutical or health care industries and that is within the scope of the business plan adopted by our board of directors. Mr. Kriegsman’s employment agreement also contains confidentiality provisions relating to our trade secrets and any other proprietary or confidential information, which provisions shall remain in effect for five years after the expiration of the employment agreement with respect to proprietary or confidential information and for so long as our trade secrets remain trade secrets.

Potential Payment in Connection with Change in Control for Steven A. Kriegsman

Mr. Kriegsman’s employment agreement contains no provision for automatic payment to him upon the event of a change in control of the Company. If, however, a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), in either case, whether during or following the term of his employment agreement (including in the event either party elects not to renew the employment agreement), then, in addition to the severance benefits described above, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we have agreed to pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax.

Employment Agreement with Eric L. Curtis

Eric L. Curtis is employed as our President and Chief Operating Officer, effective May 3, 2018, His employment agreement will expire on September 30, 2018, with an option to extend through to December 31, 2018 by mutual agreement. Mr. Curtis is paid a monthly salary of $30,000.

Employment Agreement with John Y. Caloz

John Y. Caloz is employed as our Chief Financial Officer and Treasurer pursuant to an employment agreement dated as of February 26, 2018 that is to expire on December 31, 2018. Mr. Caloz is paid an annual base salary of $400,000 and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion. In the event we terminate Mr. Caloz’s employment without cause (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ salary under his employment agreement.

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We agree in Mr. Caloz’s employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2019.

Employment Agreement with Felix Kratz, Ph.D.

Felix Kratz is employed as our Vice President — Drug Discovery pursuant to an employment agreement dated as of March 16, 2018 that is to expire on December 31, 2018. Dr. Kratz is paid an annual base salary of 185,000 Euros ($222,400) and is eligible to receive an annual bonus as determined by our board of directors (or our Compensation Committee) in its sole discretion. In the event we terminate Dr. Kratz’s employment without “cause” (as defined), we have agreed to pay him a lump-sum equal to his accrued but unpaid salary and vacation, plus an amount equal to six months’ base salary.

We agree in Dr. Kratz’s employment agreement that if we do not offer to renew or extend his employment agreement, and that his employment had not theretofore been terminated, we will continue to pay him his annual salary thereunder during the period commencing upon expiration of his employment agreement and ending on June 30, 2019.

Quantification of Termination Payments and Benefits

The table below reflects the amount of compensation to each of our named executive officers in the event of termination of such executive’s employment without “cause” or his resignation for “good reason,” termination following a change in control and termination upon the executive’s death of permanent disability. The named executive officers are not entitled to any payments other than accrued compensation and benefits in the event of their voluntary resignation. The amounts shown in the table below assume that such termination was effective as of December 31, 2017 and thus includes amounts earned through such time, and are estimates only of the amounts that would be payable to the executives. The actual amounts to be paid will be determined upon the occurrence of the events indicated.

Termination Payments and Benefits

Termination w/o Cause or,

for Mr. Kriegsman, for

Good Reason

Name	Benefit	Note	Before Change in Control ($)	After Change in Control ($)	Death ($)	Disability ($)	Change in Control ($)
Steven A. Kriegsman – Chairman and Chief Executive Officer	Severance Payment	(4)	4,250,000	4,250,000	1,700,000	1,700,000	—
	Stock Options	(1)	—	—	—	—	—
	Health Insurance	(2)	89,500	134,200	89,500	89,500	—
	Life Insurance	(2)	27,400	41,100	—	27,400	—
	Bonus		750,000	750,000	300,000	300,000	—
	Tax Gross Up	(3)	—	—	—	—	—

John Y. Caloz Chief Financial Officer	Severance Payment	(4)	200,000	400,000	—	—	—
	Stock Options	(1)	—	—	—	—	—
	Health Insurance				21,500	21,500	—

Felix Kratz, Ph.D. Vice President, Drug Discovery	Severance Payment	(4)	111,000	222,000	—	—	—
	Stock Options	(1)	—	—	—	—	—

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(1)	Represents the aggregate value of stock options that vest and become exercisable immediately upon each of the triggering events listed as if such events took place on December 31, 2017, determined by the aggregate difference between the stock price as of December 31, 2017 and the exercise prices of the underlying options.

(2)	Represents the cost as of December 31, 2017 for benefits provided to Mr. Kriegsman for a period of two years after his termination date, or until the expiration of his employment contract, whichever is later; or in the event of a change in control, a period of three years.

(3)	Mr. Kriegsman’s employment agreement provides that if a change in control (as defined in our 2000 Plan or our 2008 Plan) occurs during the term of the employment agreement, and if, during the term and within two years after the date on which the change in control occurs, Mr. Kriegsman’s employment, respectively, is terminated by us without “cause” or by him for “good reason” (each as defined in his employment agreement), then, to the extent that any payment or distribution of any type by us to or for the benefit of Mr. Kriegsman resulting from the termination of his employment is or will be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, we will pay Mr. Kriegsman, prior to the time the excise tax is payable with respect to any such payment (through withholding or otherwise), an additional amount that, after the imposition of all income, employment, excise and other taxes, penalties and interest thereon, is equal to the sum of (i) the excise tax on such payments plus (ii) any penalty and interest assessments associated with such excise tax. Based on Mr. Kriegsman’s past compensation and the estimated payment that would result from a termination of employment following a change in control, we have estimated that a gross-up payment would not be required. “Good reason” as defined in Mr. Kriegsman’s employment agreement includes any change in Mr. Kriegsman’s duties or title, as applicable, that are inconsistent with his respective position Mr. Kriegsman’s employment agreement provides that, if the employment agreement is not renewed by us or by Mr. Kriegsman upon the expiration of its term on December 31, 2021, Mr. Kriegsman will be entitled to the termination payments and benefits described above.

(4)	Severance payments are prescribed by our employment agreements with the named executive officers and represent a factor of their annual base compensation ranging from six months to two years, except for Mr. Kriegsman, which is the later of December 2021, the expiry of his agreement, or three years.

Pay Ratio

Annual total compensation of the median employee for 2017	$81,000

Annual total compensation of the CEO for 2017	$1,967,000

Ratio of annual total compensation of the median employee to the annual total compensation of CEO for 2017 1:24.3

The Company chose December 31, 2017 as the date for establishing the employee population used in identifying the median employee and used fiscal 2017 as the measurement period. The Company identified the median employee using a consistently applied compensation measure which includes annual base salary or wages, target annual performance-based cash bonuses, and long-term equity awards based on their grant date fair values. All U.S. and non-U.S. employees employed as of December 31, 2017 were captured. No cost-of-living adjustments were made. The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

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Compensation of Directors

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve as non-employee directors on our board of directors. Directors who also are employees of our Company currently receive no additional compensation for their service as directors or as members of board committees. In setting director compensation, we consider the significant amount of time that directors dedicate to the fulfillment of their director responsibilities, as well as the competency and skills required of members of our board. The directors’ current compensation schedule has been in place since December 2013. The directors’ annual compensation year begins with the annual election of directors at the annual meeting of stockholders. The annual retainer year period has been in place for directors since 2003. Periodically, our board of directors reviews our director compensation policies and, from time to time, makes changes to such policies based on various criteria the board deems relevant.

Our non-employee directors receive a quarterly retainer of $6,000 (plus an additional $5,000 for the Chairmen of the Audit, Compensation and Strategy Committees, and $1,500 for the Chairman of the Nomination and Governance Committee), a fee of $3,000 for each board meeting attended ($750 for board actions taken by unanimous written consent), $2,000 for each meeting of the Audit Committee, Compensation Committee and Strategy Committee attended, and $1,000 for each meeting of the Nomination and Governance Committee meeting attended. Non-employee directors who serve as the chairman of a board committee receive an additional $2,000 for each meeting of the Nomination and Governance Committee attended and an additional $2,500 for each meeting of the Audit, Compensation or Strategy Committees attended. During 2017, we granted ten-year stock options to purchase 30,000 shares of our common stock to our newly appointed non-employee director, Mr. Caldwell at an exercise price equal to the market value of our common stock on the date of grant, July 12, 2017.On December 15, 2017, we also granted ten-year stock options to purchase 30,000 shares of our common stock to each non-employee director at an exercise price equal to the market value of our common stock on the date of grant. In addition Dr. Earl W. Brien was appointed Chairman of the Strategy Committee, for which he was awarded an additional ten-year stock option to purchase 40,000 shares of our common stock. The exercise price of this grant was also equal to the market value of our common stock on the date of grant. The options granted to our directors vest, in full, upon grant.

The following table sets forth the compensation paid to our non-employee directors for 2017:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($)(2)	Total ($)
Louis J. Ignarro, Ph.D., Lead Director	135,200	45,600	180,850
Earl W. Brien, M.D., Director	97,450	106,400	203,850
Joel K. Caldwell, CPA, Director	67,300	150,000	217,300
Eric J. Selter	42,250	—	42,250
Anita Chawla, Ph.D., Director	24,250	—	24,250

(1)	The amounts in this column represent cash payments made to non-employee directors for annual retainer fees, committee and/or chairmanship fees and meeting fees during the year.

(2)	In July, 2017, we granted stock options to purchase 30,000 shares of our common stock to newly-appointed non-employee director, Joel K. Caldwell, CPA, at an exercise price equal to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value respectively of $104,400, and in December 2017, we granted newly-appointed Chairman of the Strategy Committee, Dr. Earl W. Brien stock options to purchase 40,000 shares of our common stock on the date of grant, which had an aggregate grant date fair value of $60,800, both calculated in accordance with FASB ASC Topic 718.

The amount recognized for these awards was calculated using the Black Scholes option-pricing model and reflect grants under our 2008 Stock Incentive Plan. In December 2017, we granted stock options to purchase 30,000 shares of our common stock to each non-employee director at an exercise price equal to the current market value of our common stock on the date of grant, which had an aggregate grant date fair value of $45,600. Eric Selter and Anita Chawla both departed from the Board in July 2017, prior to the annual granting of stock options.

Code of Ethics

We have adopted a Code of Ethics applicable to all employees, including our principal executive officer, principal financial officer and principal accounting officer, a copy of which is available on our website at www.cytrx.com . We will furnish, without charge, a copy of our Code of Ethics upon request. Such requests should be directed to Attention: Corporate Secretary, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California, or by telephone at 310-826-5648.

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Board Leadership Structure

On October 15, 2014, our board of directors appointed Mr. Kriegsman as Chairman of the Board. The Chairman of the Board presides at all meetings of our board of directors (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the board or prescribed by our amended and restated bylaws.

Our board of directors has no established policy on whether it should be led by a Chairman who is also the Chief Executive Officer, but periodically considers whether combining, or separating, the role of Chairman and Chief Executive Officer is appropriate. At this time, our board is committed to the combined role given the circumstances of our Company, including Mr. Kriegsman’s knowledge of the pharmaceutical industry and our Company’s strategy. Our board believes that having a Chairman who also serves as the Chief Executive Officer allows timely communication with our board on company strategy and critical business issues, facilitates bringing key strategic and business issues and risks to the board’s attention, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for Company business decisions and initiatives. In December 2016, Dr. Ignarro was appointed as an independent Lead Director to act as a liaison between the Chairman of the Board and the independent directors. The board will continue to assess whether this leadership structure is appropriate and will adjust it as it deems appropriate.

Board of Directors’ Role in Risk Oversight

In connection with its oversight responsibilities, our board of directors, including the Audit Committee, periodically assesses the significant risks that we face. These risks include, but are not limited to, financial, technological, competitive, and operational risks. Our board of directors administers its risk oversight responsibilities through our Chief Executive Officer and Chief Financial Officer, who review and assess the operations of our business as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 entitles our stockholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. Please refer to the discussion under “Executive Compensation” for a description of the compensation of our named executive officers.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules, which include the compensation disclosed under “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the related narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.

This vote is advisory in nature and therefore not binding on us, our Compensation Committee or our board of directors. Our Compensation Committee and our board, however, value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the stockholders’ concerns, and our Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends that you vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement for the 2018 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

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Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 2 at the Annual Meeting is required for advisory approval of the Proposal.

Recommendation of the board of directors

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Appointment of BDO USA, LLP (“BDO”)

BDO currently serves as our independent registered public accounting firm and has audited our financial statements for each of the years ended December 31, 2017, 2016 and 2015. BDO does not have and has not had any financial interest, direct or indirect, in CytRx, and does not have and has not had any connection with CytRx except in its professional capacity as our independent auditors.

Our Audit Committee has reappointed BDO to serve as our independent registered public accounting firm for the year ending December 31, 2018. The ratification by our stockholders of the appointment of BDO is not required by law or by our Restated Bylaws. Our board of directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this appointment for ratification by the stockholders. If this appointment is not ratified at the Annual Meeting, the Audit Committee intends to reconsider its appointment of BDO. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if the Committee determines that such a change would be in the best interests of CytRx and its stockholders.

Any material non-audit services to be provided by BDO are subject to the prior approval of the Audit Committee. In general, the Audit Committee’s policy is to grant such approval where it determines that the non-audit services are not incompatible with maintaining the independent registered public accounting firm’s independence and there are cost or other efficiencies in obtaining such services from the independent registered public accounting firm as compared to other possible providers.

We expect that representatives of BDO will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

The fees for 2017 and 2016 for BDO for professional services rendered in connection with the audits of our annual financial statements and internal controls over financial reporting and reviews of our unaudited quarterly financial statements and Form S-3 registration statements were $425,210 and $436,609, respectively.

Audit-Related Fees

There were no audit-related fees for 2017 and 2016 for BDO for professional services.

Tax Fees

The aggregate fees for BDO for professional services for tax compliance, tax advice and tax planning were $17,511 and $45,550 for 2017 and 2016, respectively.

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All Other Fees

No other services were rendered by BDO in either 2017 or 2016.

Pre-Approval Policies and Procedures

It is the policy of our Audit Committee that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit, provided to us by BDO for 2017 and 2016.

Vote Required

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted on Proposal 3 at the Annual Meeting is required for approval of the Proposal.

Recommendation of the board of directors

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE

APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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STOCKHOLDER PROPOSALS

The Company has received four proposals from its stockholders that are included in this proxy statement (referred to as the “Proponents”). In accordance with SEC rules, we are reprinting each proposal and its supporting statement as they were submitted to us by the Proponents. The Company is not responsible for the contents of the stockholder proposals or supporting statements. All of the following stockholder proposals or supporting statements contain assertions that we believe are incorrect or misleading. We have not attempted to refute all of the inaccuracies or misleading information contained in the proposals.

Each of the Proponents has indicated that they intend to be represented at the Annual Meeting by the same individual, Michael G. Ferran, who has been appointed to present their proposals for consideration. We also note that one of the Proponents, Gregory Callender, had his case against the Company dismissed by the court.

The Company’s Board of Directors urges a vote AGAINST each of the stockholder proposals, for the reasons discussed above and below after each proposal and supporting statement.

STOCKHOLDER PROPOSAL #1: BARRING OFFICERS AND EMPLOYEES FROM BOARD SERVICE

The Company received the following proposal from Gregory D. Callender - 25 Ave Munoz Rivera, Apt. 906, San Juan, Puerto Rico, 00901. His resolution and supporting statement are printed below:

Proposal 1: To recommend to the Board of Directors that it actively seek to bar the Company’s officers and employees from membership on the Board of Directors. The foregoing restriction shall not apply to the unexpired terms of any Directors who were or are elected to the Board during or prior to the 2018 Annual Meeting.

Supporting Statement from Him: This proposal will establish whether the shareholders holding a majority of voted shares believe that the persons overseeing the corporate officers should include some of the officers themselves. I believe that this represents a potential conflict between the interests of shareholders, which it is the duty of the Board to protect, and the personal interests of corporate officers. In my opinion, this conflict of interest has been a factor in numerous class action and derivative lawsuits. I further assert that it concentrates too much power in one individual, particularly when one of the Company’s executive officers serves as the chairman of the Board of Directors. Note that this proposal does not preclude officers from regularly attending meetings of the Board of Directors and sharing their knowledge and experience.

Board of Directors Response: The Board of Directors believes that the Callender proposal is contrary to the best interests of the Company and its stockholders, and recommends a vote AGAINST this proposal. We note that the overwhelming majority of public companies have their CEO serve on the Board of Directors, and for good reason. The Board believes it is essential that the Company’s CEO serve on the Board in order to provide the outside directors with day-to-day insight into the Company and its business, to facilitate communication with other members of management and employees, and to provide continuity to the outside Board members. Furthermore, Mr. Callender’s lawsuit was thrown out by the court.

Furthermore, the Company already has a lead independent director, and the Board routinely meets in “executive session” outside of the presence of the CEO. The Company is also required by the rules and regulations of the SEC and Nasdaq to maintain a majority of independent directors on the Board, and has primary Board standing committees (Audit, Compensation, and Nomination and Governance) that are comprised solely of independent directors. The Board believes that this proposal would harm the Board’s ability to properly function and carry out its duties, and recommends a vote AGAINST the Callender proposal.

STOCKHOLDER PROPOSAL #2: AMEND CHARTER TO TERMINATE CEO UPON FELONY CONVICTION

The Company received the following proposal from Amer Elhaija - 846 Crestmont Circle Corona, California, 92882. His resolution and supporting statement are printed below:

Proposal 2: To recommend to the Board of Directors that it approve an amendment to the Company’s Restated Certificate of Incorporation to direct the Board of Directors to terminate the Chief Executive Officer “for cause” if a court of competent jurisdiction finds, at any time subsequent to the approval of this proposal by the majority of shares voted by shareholders of the Company, that the Company or the Chief Executive Officer is guilty of a felony.

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Supporting Statement from Him: This proposal stands on its own merits, and requires no discussion.

Board of Directors Response: The Board of Directors recommends a vote AGAINST this proposal. The Company has in place established procedures to handle a potential felony charge or conviction of the CEO while in office, which are contained in his employment agreement (a copy of which is on file with the SEC and is publicly available). The Board believes that the procedures in the CEO’s employment agreement provide a rigorous and fair approach to this potential issue, including providing the CEO with the ability to respond to the charges and for the Board to analyze the issues presented. The proper place for handling this issue is in the employment agreement and corporate policies, not in the Company’s Certificate of Incorporation, and the Board therefore recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL #3: PRICING OF STOCK, OPTIONS AND WARRANTS

The Company received the following proposal from Nelson Wert - 2946 Lakeland Drive, Hesston, Pennsylvania, 16647. His resolution and supporting statement are printed below:

Proposal 3: To recommend to the Board of Directors that any stock, options, or warrants issued to management and directors within ten days prior to, or within sixty days following any public or private offering, shall be offered at pricing no lower than the share price 30 days prior to the latest dilution.

Supporting Statement from Him: With the goal of avoiding any appearance of impropriety, I believe that it is incumbent upon our Board of Directors to avoid issuing share-based benefits to themselves and/or Officers of the Company during periods when the share price may be expected to be adversely affected by a recent secondary offering authorized by the Board. If such benefits are distributed to the Board of Directors and/or Officers during periods when the share price is depressed as a direct result of actions of the Board and/or Officers, such events can and do leave the impression that the timing and/or pricing of the offering was deliberately determined in order to maximize the potential for profit by directors and officers at the ultimate expense of shareholder owners of the Company. It is troublesome to investors when the Board and/or Officers of a company, after informing shareholders that the company has sufficient funds for the foreseeable future, unexpectedly issue a secondary offering immediately followed by the granting of shares, options, or warrants to the Board and/or Officers based on the significantly discounted share price resulting from said dilution of shares. In contrast, when the share-based benefits are offered on dates quite distant from the dates of offerings, shareholders can be more confident that the pricing was determined by market forces rather than insider timing or financial interests. Avoiding any appearance of impropriety is crucial to continued support by institutional and retail investors.

Board of Directors Response: The Board of Directors recommends a vote AGAINST this proposal. The Company is already subject to strict limits on the timing and pricing of stock options, pursuant to a “Stipulation and Agreement of Settlement,” dated August 28, 2015, agreed to by the Company and entered in the Delaware Chancery Court. This agreement contains specific provisions relating to the future pricing of the Company’s stock option awards, as follows:

“Stock options granted to all officers, directors, and employees shall be granted only on pre-set dates, which shall be set by the Compensation Committee prior to the beginning of the fiscal year in which the options are to be granted. The method used to determine the pre-set grant dates, and any future changes thereto, shall be publicly reported at least ninety (90) days prior to becoming effective.”

The timing of stock option awards has been fully addressed by the agreement, and the Board does not believe it would be helpful to the Company or its stockholders to introduce an entirely new and inconsistent method of determining stock option pricing. This would lead to substantial confusion and conflicts with the existing methodology that was already agreed to by the Company, and which has been operating well since 2015. The Board therefore recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSAL #4: INDEMNIFICATION OF OFFICERS

The Company received the following proposal from Lance Patterson, 182 Park Lake Drive, Mead, Oklahoma, 73449. His resolution and supporting statement are printed below:

Proposal 4: To recommend that the Board of Directors include in all future employment contracts a requirement that any and all corporate funds which are used to defend an officer of the Company against a shareholder action shall be immediately repaid in full by the officer as a condition for continued employment within thirty days after a court of competent jurisdiction finds the officer guilty of one or more of the illegal actions alleged in the suit. Such repayment shall be made without regard to further appeals which, however, may continue to be funded by corporate monies to a maximum of $100,000, with the same repayment requirement if and when the appellate court finds the officer guilty of any of the alleged actions. Conversely, if the final trial court finds the officer innocent of all charges, the Board may reimburse the officer for court expenses that he had repaid.

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Supporting Statement from Him: Shareholder owners of the Company do not take part in the decisions and actions made by officers of the Company. We therefore believe that officers should bear personal financial responsibility for their own illegal actions, if any. When corporate funds are disbursed to defend an officer for his illegal actions, the shareholders’ funds are being used without their permission to defend an officer who has acted illegally. This misuse of corporate resources is particularly egregious when the party filing the suit is a shareholder or class of shareholders. In those cases, the considerable resources of a corporation are being marshaled against one or more of the owners of the corporation without the consent of these owners, or of the shareholders as a whole. At the same time, we recognize that the officers should be entitled to some assistance in defending against frivolous claims. This proposal places these conflicting interests into balance for the first time.

Board of Directors Response: The Board of Directors recommends a vote AGAINST this proposal. The Company already has in place comprehensive agreements and bylaws that deal with indemnification of officers and directors for civil lawsuits, such as shareholder claims, and advancement of expenses while such actions are pending. These agreements and bylaws contain highly specific provisions that deal with the possibility that the individual is found liable. For example, indemnification is allowed only where the individual acted in good faith and reasonably believed his or her actions to be in or not opposed to the best interests of the Company. Also, expenses that are advanced by the Company must be reimbursed if it is ultimately determined that the individual is not entitled to be indemnified by the Company under applicable law.

The foregoing provisions are the standard and customary method of handling indemnification and advancement of expenses for directors and officers of public companies. The Board believes that it would have great difficulty hiring and retaining qualified directors and officers if it departed materially from the standard approach, by adopting the haphazard and poorly written proposal submitted by Mr. Patterson. We note, among other defects, that Mr. Patterson’s proposal does not use correct terminology. For example, in a shareholder action, an officer is never found “guilty” or “innocent” of “illegal actions” – those terms are applicable only in criminal cases.

In any event, the Board believes that this proposal would be damaging and contrary to the best interests of the Company and its stockholders, and recommends a vote AGAINST this proposal.

STOCKHOLDER PROPOSALS FOR 2019 ANNUAL MEETING

Under SEC Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2019 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of this Proxy Statement, or March 7, 2019. However, if the date of our 2019 Annual Meeting changes by more than 30 days from the date on which our 2018 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and mail our proxy materials for our 2019 Annual Meeting. Notice of stockholder proposals submitted outside of SEC Rule 14a-8 must be received by the same date.

OTHER MATTERS

Expenses of Solicitation

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail, but also may be made by telephone or in person. We and our directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. These persons will not be compensated for these solicitation activities.

We have engaged Saratoga Proxy Consulting, LLC to assist in the solicitation of proxies. We will pay them a fee of $7,000 plus reasonable out-of-pocket charges.

We will ask banks, brokers and other institutions, nominees and fiduciaries to forward our proxy materials to their principals and to obtain their authority to execute proxies and voting instructions and will reimburse them for their reasonable expenses.

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Delivery of Proxy Materials to Households

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this notice and Proxy Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a Proxy Statement or annual report either now or in the future, please contact your bank, broker or other nominee. Upon written request to us at CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary, or by telephone at 310-826-5648, we will promptly deliver without charge, upon oral or written request, a separate copy of the proxy material to any stockholder residing at an address to which only one copy was mailed. In addition, stockholders sharing an address can request delivery in the future of only a single copy of annual reports or proxy statements if they are currently receiving multiple copies upon written or oral request to us at the address and telephone number stated above.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

Accompanying this Proxy Statement is a copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2017 filed with the SEC. These accompanying materials constitute our annual report to stockholders. We will provide, without charge upon written request, a further copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules. Copies of the Form 10-K exhibits also are available without charge. Stockholders who would like such copies should direct their requests in writing to: CytRx Corporation, 11726 San Vicente Boulevard, Suite 650, Los Angeles, California 90049, Attention: Corporate Secretary.

July 5, 2018	By Order of the board of directors

/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer

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Pre-registering for and Attending the Annual Meeting

The Annual Meeting will be held on Thursday, August 9, 2018, at the Viceroy Santa Monica Hotel, 1819 Ocean Ave., Santa Monica, CA 90401. The meeting will begin promptly at 10:00 a.m. PDT.

Important Notice Regarding Admission to the 2018 Annual Meeting

Stockholders or their legal proxy holders who wish to attend the Annual Meeting must preregister with and obtain an admission letter from CytRx’s Corporate Secretary. Requests for admission letters must be received by CytRx no later than 5:00 p.m. PDT on Tuesday, August 2, 2018. For complete instructions for preregistering and obtaining an admission letter, please read the information below.

Registration and Rules for Admission

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission letter to the Annual Meeting, please send your request to CytRx’s Corporate Secretary by:

●	Email: cbirardi@cytrx.com;

●	Fax: 310-826-6139; or

●	Mail: CytRx Corporation, Attn: Corporate Secretary, 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049.

If you have questions about the admission process, you may call +1-310-826-5648.

Requests for preregistration and an admission letter must be received no later than 5:00 p.m. PDT on Tuesday, August 2, 2018.

Your request must include your name, email address (if any), mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

●	If you are a stockholder of record (i.e., you hold your shares through CytRx’s transfer agent, AST Financial), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your Proxy Materials, (ii) a copy of your AST Financial account statement indicating your ownership of CytRx common stock as of the record date (June 25, 2018), or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

●	If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your Proxy Materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of CytRx common stock as of the record date (June 25, 2018), or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

●	If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

If space is available, you will receive an admission letter by email or mail.

On the day of the Annual Meeting, please be prepared to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk. The registration desk will open at 9:00 a.m. PDT on August 9, 2018.

Prohibited Items: Before entering the Annual Meeting conference room, we will ask all attendees to empty their pockest so that the prohibited items in this list can be recovered. No entry will be permitted of attendees who do not cooperate. Cameras, recording equipment, electronic devices (including cell phones, iWatches, tablets, laptops, etc.), purses, bags, briefcases, posters, signs or packages will NOT be allowed into the Annual Meeting. A station for such items will be provided. We will deny admission to any person carrying any item that may pose a threat to the physical safety of stockholders or other meeting participants. We regret any inconvenience this may cause you, and we appreciate your cooperation. We also have the right to implement additional security procedures to ensure the safety of meeting attendees.

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CytRx Corporation

Annual Meeting of Stockholders

PROXY

The undersigned stockholder of CytRx Corporation (the "Company') hereby revokesall prior proxies and constitutes and appoints Mr. John Y. Caloz and Ms. Cara Birardi, or either one of them, as proxy and attorney-in-fact, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Viceroy Santa Monica Hotel (1819 Ocean Ave., Santa Monica, CA 90401) at 10:00 A.M., Pacific Daylight Time on Thursday, August 9, 2018 and at any postponement or adjournment thereof (the "Annual Meeting"), upon the Proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated July 5, 2018, the receipt of which is acknowledged, in the manner specificed on the reverse side.

This Proxy, if properly executed and returned prior to the Annual Meeting, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted in accordance with the recommendations of the CytRx Board of Directors for Proposals 1 through 3 and the four stockholder proposals, and in the proxy holder's discretion on all other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Important Notice Regarding Admission to the 2018 Annual Meeting

Stockholders or their legal proxy holders who wish to attend the Annual meeting must pre-register with and obtain an admission letter from CytRx's Corporate Secretary. Requests for admission letters must be received by CytRx no later than 5:00 p.m. PDT on Tuesday, August 2, 2018. For complete instructions for pre-registering and obtaining an admission letter, see page 34 of the Proxy Statement.

Sincerely,

Cara Birardi

Corporate Secretary

▼ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

The Board of Directors recommends you vote FOR both nominees in proposal 1 and FOR proposals 2, 3.

1. **Election of Directors.** On the Company's Proposal to elect each of the following nominees as Class III directors to serve until the 2021 Annual Meeting of Stockholders of the Company and until their respective successor is duly elected and qualified:

	FOR	WITHHOLD AUTHORITY
Dr. Earl W. Brien, M.D.	☐	☐
Mr. Joel K. Caldwell, CPA	☐	☐

	FOR	AGAINST	ABSTAIN
2. **Advisory Vote on Executive Compensation.** On the Proposal for an advisory vote to approve the compensation of our named executive officers as disclosed in the Proxy Statement:	☐	☐	☐
3. **Appointment of Independent Registered Public Accounting Firm.** On the Proposal to ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018:	☐	☐	☐

The Board of Directors recommends you vote AGAINST stockholder proposals 1 through 4.

	FOR	AGAINST	ABSTAIN
1. Barring officers and employees from Board service	☐	☐	☐
2. Amend Charter to terminate CEO upon felony conviction	☐	☐	☐
3. Pricing of stock, options and warrants	☐	☐	☐
4. Indemnification of officers:	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF CYTRX CORPORATION'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE

DATED: ______________________________

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SIGNATURE OF STOCKHOLDER

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SIGNATURE OF STOCKHOLDER (IF HELD JOINTLY)

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(TITLE)

Please sign this Proxy exactly as your name appears on your stock certificate and date it below. Where shares are held jointly, each stockholder must sign. When signing as executor, administrator, trustee, or guardian, please give your full title as such. If a corporation, please sign using the full corporate name by president or other authorized officer, indicating the officer's title. If a partnership, please sign in the partnership's name by an authorized person.